UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 13, 2006

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

-------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==========================================================

ITEM 2.06.  MATERIAL IMPAIRMENTS.

Unifi, Inc. (the "Company") previously announced an initiative to improve the efficiency of its nylon business unit and to offer for sale a plant, a warehouse and a central distribution center (the "CDC").  In connection with this initiative, on March 13, 2006 the Company entered into a sale contract to sell the central distribution center and related land located in Mayodan, North Carolina.  The terms of the sale contract call for a sale price of $2,672,100, which is approximately $690,000 below the property's carrying value.  In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company will record an impairment charge of approximately $815,000 during the third quarter of fiscal 2006 which includes estimated selling costs of $125,000 that will be paid from the proceeds of the sale of such impaired property. The Company does not expect this charge to result in any future cash expenditures.  The sale of the CDC is expected to close in the fourth quarter of fiscal 2006, subject to the satisfaction of customary closing conditions.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:       /s/ Charles F. McCoy
                                                                         Charles F. McCoy
                                                                          Vice President, Secretary and General
                                                                             Counsel

Dated:  March 17, 2006